Exhibit 4.1

550,000 Shares

TRANSMERIDIAN EXPLORATION INCORPORATED

20% Junior Redeemable Convertible Preferred Stock

REGISTRATION RIGHTS AGREEMENT

June 26, 2007

Capital Ventures International	Linden Capital L.P.
c/o Heights Capital Management, Inc.	c/o Linden Advisors
101 California Street, Suite 3250	450 Park Avenue
San Francisco, CA 94111	New York, NY 10022

Investcorp Silverback Arbitrage Master Fund Limited	Silver Oak Capital, L.L.C.
c/o Silverback Asset Management, LLC	245 Park Avenue, 26th Floor
1414 Raleigh Road, Suite 250	New York, NY 10167
Chapel Hill, NC 27517

Kenmont Special Opportunities Master Fund, L.P.	Whitebox Convertible Arbitrage Partners, LP
Man Mac Miesque 10B Ltd.	Whitebox Hedged High Yield Partners, LP
c/o Kenmont Investments Management, L.P.	Pandora Select Partners, LP
711 Louisiana, Suite 1750	Whitebox Intermarket Partners, LP
Houston, TX 77002	GPC LIX, LLC
Guggenheim Portfolio Co. XXXI, LLC
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416

Fursa Master Global Event Driven Fund, LP	RHP Master Fund, Ltd.
444 Merrick Road, Suite 104	c/o Rock Hill Investment Management, L.P.
Lynbrook, NY 11563	Three Bala Plaza East, Suite 585
Bala Cynwyd, PA 19004

Basso Fund Ltd.	Basso Holdings Ltd.
1266 East Main Street	Basso Multi-Strategy Holding Fund Ltd.
Stamford, CT 06902	c/o Basso Capital Management L.P.
1266 East Main Street, 4th Floor
Stamford, CT 06902

Greenwich Investment Partners	Dr. Wolfgang Rupf
546 Fifth Avenue, 14th Floor	AKV Altkönig Verwaltungs GmbH
New York, NY 10036	Altkönigstr. 41
61462 Königstein
Germany

Ladies and Gentlemen:

Transmeridian Exploration Incorporated, a Delaware corporation (the “Company”), proposes to issue and sell to the various investors set forth on the signature pages hereto (together, the “Initial Purchasers”), upon the terms and conditions set forth in the Regulation D Purchase Agreement, dated as of the date hereof, by and among the Company and the Initial Purchasers (the “Purchase Agreement”), 550,000 shares of the Company’s 20% Junior Redeemable Convertible Preferred Stock, par value $0.0006 per share (liquidation preference $100 per share) (such shares, collectively with the shares of the 20% Junior Redeemable Convertible Preferred Stock which may be issued pursuant to the exchange rights provisions set forth in the Certificate of Designations (as defined below) and inclusive of the 100,000 shares of the 20% Junior Redeemable Convertible Preferred Stock issued as of June 18, 2007 pursuant to the Amended and Restated Commitment Letter, dated as of June 18, 2007 (the “Commitment Letter”), by and among the Company and the Initial Purchasers party thereto, the “Convertible Preferred Stock”). The Convertible Preferred Stock will be convertible into shares of Common Stock, par value $0.0006 per share, of the Company (the “Common Stock”) at the conversion price set forth, and subject to adjustment in accordance with, the Certificate of Designations, dated June 18, 2007, governing the Convertible Preferred Stock (as amended or modified from time to time, the “Certificate of Designations”). The Convertible Preferred Stock and the Common Stock issuable upon conversion of any shares of the Convertible Preferred Stock and any shares of Convertible Preferred Stock or Common Stock issued in lieu of cash dividends on the Convertible Preferred Stock are collectively referred to as “Securities” and each is referred to singularly as a “Security.” As an inducement to the Initial Purchasers to enter into the Purchase Agreement and the Commitment Letter, the Company hereby agrees with the Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Securities (the “Holders”), as follows:

1. Shelf Registration. So long as any Transfer Restricted Security (as defined below) exists, the Company shall take the following actions:

(a) The Company shall, within 30 days after the date of the Commitment Letter, file with the Securities and Exchange Commission (the “Commission”), and thereafter use its reasonable best efforts to cause to be declared effective within 120 days after the date of the Commitment Letter, a registration statement (together with all documents incorporated by reference or deemed incorporated by reference therein, the “Shelf Registration Statement”) on an appropriate form under the Securities Act of 1933 (as amended, the “Securities Act”) relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution designated by the Holders and set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than the Initial Purchasers) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. If the Company shall file a post-effective amendment to the Shelf Registration Statement, it shall use its reasonable best efforts to cause such post-effective amendment to be declared effective as promptly as practicable, but in any event within 30 days after the date such post-effective amendment is filed. “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of pursuant to the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

(b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until such time as all of the Securities covered by the Shelf Registration Statement (i) have been sold in the manner provided for therein and pursuant thereto, (ii) are eligible to be sold under Rule 144(k) under the Securities Act (or any successor rule thereof), assuming for this purpose that the Holders thereof are not affiliates of the Company or (iii) cease to be outstanding (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply so long as any Transfer Restricted Security exists:

(a) The Company shall (i), if requested by any of the Initial Purchasers, furnish, without charge, to the requesting Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that any of the Initial Purchasers (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the participating Initial Purchaser reasonably may propose, (ii) include in each such document the names of the Holders who have delivered written notice, and a duly completed selling stockholder questionnaire in the form attached as Annex A to the Offering Memorandum (a “Questionnaire”) to the Company at least five business days prior to the date that the Shelf Registration Statement is first declared effective, that they propose to include Transfer Restricted Securities in the Shelf Registration Statement as selling securityholders and (iii) file pursuant to Rule 424(b) under the Securities Act a supplement to the prospectus contained in the Shelf Registration Statement or, if required, file a post-effective amendment to the Shelf Registration Statement, in each case, to cover new Holders of Securities or the additional Securities acquired by existing Holders upon at least seven business days prior written notice by such new Holder or existing Holder to such effect and the delivery by such new Holder or existing Holder of duly completed Questionnaires.

(b) The Company shall give written notice to the Initial Purchasers and, through the Company’s transfer agent and registrar for the Convertible Preferred Stock and Common Stock, to the Holders of the Securities and the Holders of Transfer Restricted Securities included within the coverage of the Shelf Registration Statement (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d) The Company shall furnish to each Holder of Transfer Restricted Securities included within the coverage of the Shelf Registration Statement, without charge, if the Holder so requests in writing, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including, but only if expressly requested by such Holder, financial statements and schedules and all exhibits thereto (including those, if any, incorporated by reference).

(e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities included within the coverage of the Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Transfer Restricted Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register, or qualify or cooperate with the Holders of the Transfer Restricted Securities included therein and their respective counsel in connection with the registration or qualification of, the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g) The Company shall cooperate with the Holders of the Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement, except in such cases where such Transfer Restricted Securities are required to be, or may be, issued only in book-entry form pursuant to the terms of the Certificate of Designations.

(h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the Shelf Registration Period, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers or the Holders of Transfer Restricted Securities included within the coverage of the Shelf Registration Statement to suspend the use of the prospectus as a result of any of the events described in paragraphs (ii) through (v) of Section 2(b) above or as a result of the filing of any post-effective amendment pursuant to Section 2(a)(iii), until the requisite changes to the prospectus have been made or the post-effective amendment has become effective, as the case may be, the Initial Purchasers and the Holders shall suspend use of such prospectus.

(i) [reserved]

(j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company, pursuant to the Questionnaire or otherwise, such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within the applicable time period specified in Section 2(a) above.

(l) The Company shall enter into such customary agreements and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(m) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof.

(n) In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby in connection with an underwritten offering of the Securities pursuant to the Shelf Registration Statement, shall cause (i) its counsel (which may include the Company’s general counsel and/or the Company’s outside counsel) to deliver an opinion or opinions and updates thereto relating to the Securities in customary form addressed to the Managing Underwriters (as defined in Section 7) thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 7 hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 7 hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants to provide to the underwriter(s) of the applicable Securities a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(o) The Company shall use its reasonable best efforts to cause the Common Stock included in such Shelf Registration Statement to be, upon resale thereunder, listed on each U.S. securities exchange, if any, on which any shares of Common Stock are then listed.

(p) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by the Shelf Registration Statement contemplated hereby.

3. Registration Expenses.

(a) All fees and expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether the Shelf Registration Statement is ever filed or becomes effective, including without limitation:

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including printing certificates and printing of prospectuses), messenger and delivery services and telephone usage;

(iv) all fees and disbursements of counsel for the Company;

(v) all application and filing fees in connection with listing on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance);

provided that, notwithstanding any provision of this Agreement to the contrary, in no event shall the Company bear or be responsible for the payment or reimbursement of underwriting discounts, commissions or similar compensation in connection with an underwritten offering of the Securities.

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b) In connection with the Shelf Registration Statement, the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are selling or reselling Securities pursuant to the “Plan of Distribution” section contained in the Shelf Registration Statement for the reasonable fees and disbursements, which shall not exceed $15,000, of not more than one counsel, who shall be a nationally recognized firm experienced in securities laws matters that is chosen by the Holders of a majority in number of shares of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared or, if the Holders do not so choose, the Initial Purchasers.

4. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any such Holder within the meaning of the Securities Act or the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of any Holder (including any predecessor holder) or any controlling person of a Holder (each Holder and such persons are referred to as an “Indemnified Holder”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Holder may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration or any other materials or information provided to investors by, or with the written approval of, the Company in connection with any offering pursuant to the Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Holders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable under this Section 4(a) in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished or made available copies thereof to such Holder. This indemnity agreement will be in addition to any liability which the Company may otherwise have to any Indemnified Holder. The Company shall notify each Indemnified Party promptly of this institution, threat or assertion of any Claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement that involves the Company or such Indemnified Party.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company, its officers and directors within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration or any other materials or information provided to investors by, or with the written approval of, the Company in connection with any offering pursuant to the Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein. The liability of any Holder under this Section 4(b) shall in no event exceed the net proceeds received by such Holder from sales of Registrable Securities giving rise to such obligation.

(c) Promptly after receipt by a party of notice of the commencement of any action or proceeding (including a governmental investigation), such party (the “Indemnified Person”) will, if a claim in respect thereof is to be made against any party under this Section 4 (each an “Indemnifying Person”), notify the Indemnifying Person of the commencement thereof; but the omission so to notify the Indemnifying Person will not, in any event, relieve the Indemnifying Person from any obligations to any Indemnified Person (including the contribution provision hereof) that the Indemnifying Person may have under paragraph (a) or (b) above, except to the extent that the Indemnifying Person has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure, or otherwise than under paragraph (a) or (b) above. In case any such action is brought against any Indemnified Person, and it notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person), and after notice from the Indemnifying

Person to such Indemnified Person of its election so to assume the defense thereof the Indemnifying Person will not be liable to such Indemnified Person under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Person in connection with the defense thereof. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Person shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the Indemnified Person in the event (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Indemnifying Person shall have failed to assume the defense of and employ counsel reasonably acceptable to the Indemnified Person within a reasonable period of time after notice of commencement of the action. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened action in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an Indemnified Person under subsections (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, except by reason of the exceptions set forth in Section 4(a) or (b) or the failure of the Indemnified Person to give notice as required in Section 4(c), then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Holder or such other Indemnified Person, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Person as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such Indemnified Person within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Person and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The remedies provided by this Section 4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity. The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

5. Additional Dividends Under Certain Circumstances.

(a) Additional dividends (“Additional Dividends”) with respect to the Convertible Preferred Stock shall accrue as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a “Registration Default”):

(i) the Shelf Registration Statement required by this Agreement is not filed with the Commission within 30 days after the date of the Commitment Letter;

(ii) the Shelf Registration Statement required by this Agreement is not declared effective by the Commission within 120 days after the date of the Commitment Letter; or

(iii) after the Shelf Registration Statement required by this Agreement has been declared effective by the Commission (A) such Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the Shelf Registration Period.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

Additional Dividends shall accrue on the shares of Convertible Preferred Stock from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 1.00% per annum for the first 30 days of such Registration Default and at a rate of 1.50% per annum thereafter, in addition to the dividends otherwise accruing on the Convertible Preferred Stock.

(b) Additional Dividends shall not accrue as a result of any Registration Default referred to in Section 5(a)(iii) hereof if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus, (y) the filing of a post-effective amendment to the Shelf Registration Statement pursuant to Section 2(a)(iii) or (z) other material events with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clauses (x) and (z), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in the case of clauses (x) or (z) if such Registration Default occurs for a continuous period in excess of 30 days or for more than 90 days in the aggregate during any 365-day period, Additional Dividends shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c) Any amounts of Additional Dividends due pursuant to Section 5(a) will be payable on the regular dividend payment dates with respect to the Convertible Preferred Stock on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular quarterly dividends. The amount of Additional Dividends will be determined by multiplying 1.00% or 1.50%, as applicable, by the aggregate liquidation preference of the outstanding shares of Convertible Preferred Stock and further multiplied by a fraction, the numerator of which is the number of days the applicable Additional Dividend rate was applicable during such period, and the denominator of which is 360.

6. Rules 144 and 144A. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time during the Shelf Registration Period the Company is not required to file such reports, it will, upon the request of any Holder of Transfer

Restricted Securities, make publicly available other information so long as necessary to permit sales of their Securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it is subject to and has complied with the reporting requirements referenced in the first sentence of this Section 6. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities or to file periodic, current or other reports pursuant to the Exchange Act.

7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, (a) the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in number of shares of such Transfer Restricted Securities to be included in such offering and (b) the Company shall, if requested, enter into an underwriting agreement in customary form in connection therewith.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Miscellaneous.

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure and in addition to the Additional Dividends or other rights of the Initial Purchasers or any Holder, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in number of the shares of the Transfer Restricted Securities affected by such amendment, modification, supplement, waivers or consents (provided that Holders of Common Stock issued upon conversion of Convertible Preferred Stock shall be deemed to be Holders of the aggregate number of shares of Convertible Preferred Stock from which such Common Stock was converted) without the consent of each Holder of each share of Convertible Preferred Stock then outstanding, including in the case of an amendment, modification or supplement of Section 4, any person who was a holder of Transfer Restricted Securities disposed of pursuant to the Shelf Registration Statement (provided that Holders of Common Stock issued upon conversion of Convertible Preferred Stock shall be deemed to be Holders of the aggregate number of shares of Convertible Preferred stock from which such Common Stock was converted). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose Securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in number of shares of the Transfer Restricted Securities being sold by such Holders pursuant to such Shelf Registration Statement (provided that Holders of Common Stock issued upon conversion of Convertible Preferred Stock shall be deemed to be Holders of the aggregate number of shares of Convertible Preferred Stock from which such Common Stock was converted). Each Holder of Transfer Restricted Securities outstanding at the time of any amendment, modification, supplement, waiver, or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver, or consent effected pursuant to this Section, whether or not any notice of such amendment, modification, supplement, waiver, or consent is delivered to such Holder

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile transmission, or courier which guarantees overnight delivery:

(1) if to the Holders, at the most current address shown for the Holders in the records of the Company’s transfer agent and registrar for the Convertible Preferred Stock and Common Stock, unless the Holder shall have provided notice information in a notice and questionnaire related to the Shelf Registration Statement or any amendment thereto, in which case such information shall control:

(2) if to the Initial Purchasers:

Capital Ventures International

c/o Heights Capital Management, Inc.

101 California Street

Suite 3250

San Francisco, CA 94111

Linden Capital L.P.

c/o Linden Advisors

450 Park Avenue

New York, NY 10022

Investcorp Silverback Arbitrage Master Fund Limited

c/o Silverback Asset Management, LLC

1414 Raleigh Road

Suite 250

Chapel Hill, NC 27517

Silver Oak Capital, L.L.C.

245 Park Avenue, 26th Floor

New York, NY 10167

Kenmont Special Opportunities Master Fund, L.P.

c/o Kenmont Investments Management, L.P.

711 Louisiana

Suite 1750

Houston, Texas 77002

Man Mac Miesque 10B Ltd.

c/o Kenmont Investments Management, L.P.

711 Louisiana

Suite 1750

Houston, Texas 77002

Fursa Master Global Event Driven Fund, LP

444 Merrick Road

Suite 104

Lynbrook, NY 11563

Whitebox Convertible Arbitrage Partners, LP

3033 Excelsior Boulevard

Suite 300

Minneapolis, MN 55416

Whitebox Hedged High Yield Partners, LP

3033 Excelsior Boulevard

Suite 300

Minneapolis, MN 55416

Pandora Select Partners, LP

3033 Excelsior Boulevard

Suite 300

Minneapolis, MN 55416

Whitebox Intermarket Partners, LP

3033 Excelsior Boulevard

Suite 300

Minneapolis, MN 55416

Guggenheim Portfolio Company XXXI, LLC

3033 Excelsior Boulevard

Suite 300

Minneapolis, MN 55416

GPC LIX, LLC

3033 Excelsior Boulevard

Suite 300

Minneapolis, MN 55416

RHP Master Fund, Ltd.

c/o Rock Hill Investment Management, L.P.

Three Bala Plaza East

Suite 585

Bala Cynwyd, PA 19004

Basso Fund Ltd.

1266 East Main Street

Stamford, CT 06902

Basso Holdings Ltd.

c/o Basso Capital Management L.P.

1266 East Main Street, 4th Floor

Stamford, CT 06902

Basso Multi-Strategy Holding Fund Ltd.

c/o Basso Capital Management L.P.

1266 East Main Street, 4th Floor

Stamford, CT 06902

Greenwich Investment Partners

546 Fifth Avenue, 14th Floor

New York, NY 10036

Dr. Wolfgang Rupf

Altkönigstr. 41

61462 Königstein

Germany

AKV Altkönig Verwaltungs GmbH

Altkönigstr. 41

61462 Königstein

Germany

(3) if to the Company, at its address as follows:

Transmeridian Exploration Incorporated

397 N. Sam Houston Parkway E., Suite 300

Houston, Texas 77060

Attention: Nicolas J. Evanoff

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Attention: James L. Rice III

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the earlier of the date indicated on the notice of receipt and five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission during normal business hours; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Transfer Restricted Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, including by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN N.Y. GEN. OBLIG. LAW SECTION 5-1401). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS SITTING IN MANHATTAN, NEW YORK CITY, THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified number of Transfer Restricted Securities is required hereunder, Securities held by the Company or its affiliates (other than the Initial Purchasers or other Holders of Transfer Restricted Securities deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l) Entire Agreement. This Agreement, together with the Purchase Agreement, the Commitment Letter, the Additional Return Agreement, dated June 18, 2007, by and among the Company and the Initial Purchasers party thereto, the Additional Return Agreement, dated June 26, 2007, by and among the Company and the Initial Purchasers party thereto, and the Certificate of Designations, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers, on the one hand, and the Company, on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

(m) Existing Registration Rights Agreement. This Agreement shall be deemed to terminate and cancel, and to supersede and replace in its entirety, the Registration Rights Agreement, dated as of June 18, 2007, by and among the Company and the Initial Purchasers party thereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Company in accordance with its terms.

Very truly yours, Transmeridian Exploration Incorporated

By:	/s/ Nicolas J. Evanoff
Name:	Nicolas J. Evanoff
Title:	Vice President, General Counsel and Secretary

Signature Page to Registration Rights Agreement

The foregoing Registration

Rights Agreement is hereby confirmed

and accepted as of the date first

above written.

CAPITAL VENTURES INTERNATIONAL BY HEIGHTS CAPITAL MANAGEMENT, INC., ITS AUTHORIZED AGENT

BY	/S/ MARTIN KOBINGER
NAME: MARTIN KOBINGER TITLE: INVESTMENT MANAGER

LINDEN CAPITAL L.P.

BY	/S/ CRAIG JARVIS
NAME: CRAIG JARVIS TITLE: AUTHORIZED SIGNATORY

SILVER OAK CAPITAL, L.L.C.

BY	/S/ MICHAEL L. GORDON
NAME: MICHAEL L. GORDON TITLE: MANAGING MEMBER

INVESTCORP SILVERBACK ARBITRAGE MASTER FUND LIMITED

BY	/S/ ELLIOT BOSSEN
NAME: ELLIOT BOSSEN TITLE: CIO

RHP MASTER FUND, LTD. BY ROCK HILL INVESTMENT MANAGEMENT, LP BY RHP GENERAL PARTNER, LLC

BY	/S/ WAYNE BLOCH
NAME: WAYNE BLOCH TITLE: MANAGING PARTNER

Signature Page to Registration Rights Agreement

KENMONT SPECIAL OPPORTUNITIES MASTER FUND, L.P. BY KENMONT INVESTMENTS MANAGEMENT, L.P.

BY	/S/ JOHN HARKRIDER
NAME: JOHN HARKRIDER TITLE: MANAGING DIRECTOR & CFO

MAN MAC MIESQUE 10B LTD. BY KENMONT INVESTMENTS MANAGEMENT, L.P.

BY	/S/ JOHN HARKRIDER
NAME: JOHN HARKRIDER TITLE: MANAGING DIRECTOR & CFO

FURSA MASTER GLOBAL EVENT DRIVEN FUND, LP

BY	/S/ WILLIAM F. HARLEY III
NAME: WILLIAM F. HARLEY III TITLE: PRESIDENT & CIO

WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP

BY	/S/ JONATHAN WOOD
NAME: JONATHAN WOOD Title: COO

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP

BY	/S/ JONATHAN WOOD
NAME: JONATHAN WOOD TITLE: COO

PANDORA SELECT PARTNERS, LP

BY	/S/ JONATHAN WOOD
NAME: JONATHAN WOOD TITLE: COO

Signature Page to Registration Rights Agreement

WHITEBOX INTERMARKET PARTNERS, LP

BY	/S/ JONATHAN WOOD
NAME: JONATHAN WOOD TITLE: COO

GUGGENHEIM PORTFOLIO CO. XXXI, LLC

BY	/S/ JONATHAN WOOD
NAME: JONATHAN WOOD TITLE: COO

GPC LIX, LLC

BY	/S/ JONATHAN WOOD
NAME: JONATHAN WOOD TITLE: COO

BASSO FUND LTD.

BY	/S/ HOWARD I. FISCHER
NAME: HOWARD I. FISCHER TITLE: AUTHORIZED SIGNATORY

BASSO HOLDINGS LTD.

BY	/S/ HOWARD I. FISCHER
NAME: HOWARD I. FISCHER TITLE: AUTHORIZED SIGNATORY

BASSO MULTI-STRATEGY HOLDING FUND LTD.

BY	/S/ HOWARD I. FISCHER
NAME: HOWARD I. FISCHER TITLE: AUTHORIZED SIGNATORY

Signature Page to Registration Rights Agreement

GREENWICH INVESTMENT PARTNERS, LP

BY	/S/ MICHAEL C. ESPOSITO
NAME: MICHAEL C. ESPOSITO TITLE: MEMBER OF GENERAL PARTNER OF GREENWICH INVESTMENT PARTNERS, LP

DR. WOLFGANG RUPF

/S/ DR. WOLFGANG RUPF

AKV ALTKÖNIG VERWALTUNGS GMBH

BY	/S/ MATTHIAS RUPF
NAME: MATTHIAS RUPF TITLE:

Signature Page to Registration Rights Agreement